Exhibit 4.10

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OCCIDENTAL PETROLEUM CORPORATION

6.625% DEBENTURES DUE 2028

NO.	PRINCIPAL AMOUNT:
U.S.$[ ]

CUSIP: 674599 DS1
ISIN: US674599DS12

ORIGINAL ISSUE DATE:	September [18], 2019
MATURITY DATE:	January 15, 2028
INTEREST RATE:	6.625% per annum
INTEREST PAYMENT DATES:	January 15 and July 15, commencing January 15, 2020
REGULAR RECORD DATES:	January 1 and July 1
REDEMPTION DATE/PRICE:	See Further Provisions Set Forth Herein

OCCIDENTAL PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the lesser of (i) the Principal Amount specified above and (ii) the Principal Amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on the Maturity Date specified above and to pay interest thereon from July 15, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 2020, at the rate per annum specified above, until the principal hereof is paid or made available for payment. Interest on this Debenture will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments for this Debenture will include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. If any Interest Payment Date or Maturity with respect to this Debenture falls on a day that is not a Business Day, the payment due on such Interest Payment Date or Maturity will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be, until such following Business Day. Except as otherwise provided in the Indenture, any Defaulted Interest will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (1) be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which will be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Debenture will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, at the option of the Company, payment of interest due on any Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Debenture set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[signature page follows]

IN WITNESS WHEREOF, OCCIDENTAL PETROLEUM CORPORATION has caused this Debenture to be signed by the signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer.

Dated:
OCCIDENTAL PETROLEUM CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

This Debenture is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued pursuant to the Indenture (as defined below). This Debenture is one of a series designated by the Company as its 6.625% Debentures due 2028 (the “Debentures”), limited in initial aggregate principal amount to $[  ]. The Indenture does not limit the aggregate principal amount of the Securities.

The Company issued this Debenture pursuant to an Indenture, dated as of August 8, 2019 (herein called the “Indenture” which term, for the purpose of this Debenture, shall include the Officer’s Certificate dated September [18], 2019, delivered pursuant to Sections 201 and 301 of the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

The Debentures are issuable in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Debenture or Debentures to be exchanged at any office or agency described below where Debentures may be presented for registration of transfer.

The Company may, from time to time, without notice to or the consent of the Holders of the Debentures, reopen the Debentures and issue additional Debentures.

The Debentures are not redeemable prior to the Maturity Date.

If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of and accrued interest on the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent  of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities of all series voting as a single class or (ii) if fewer than all of the series of the Outstanding Securities are affected by such addition, change, elimination, or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture, subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

The Company shall be permitted, by irrevocably depositing cash or U.S. Government Obligations, in amounts and maturities sufficient to pay and discharge at the Stated Maturity the entire indebtedness on all Outstanding Debentures that have become due and payable or will become due and payable within one year, with the Trustee in trust, solely for the benefit of the Holders of all Outstanding Debentures, to defease the Indenture with respect to such Debentures (subject to specified exceptions), and upon such deposit and satisfaction of the other conditions set forth in the Indenture, the Company shall be deemed to have paid and discharged its entire indebtedness on the Debentures.

The Company shall also be permitted to discharge, at any time, its obligations in respect of the Debentures (other than certain limited obligations, such as the obligation to transfer and exchange the Debentures) by (1)(a) delivering all of the outstanding Debentures to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient, without investment, to pay all remaining principal and interest on the Debentures and (2) complying with certain other provisions of the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Debentures is registrable in the Security Register, upon surrender of a Debenture for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 305, 906 or 1107 of the Indenture not involving any transfer).

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Debenture shall be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

All undefined terms (whether or not capitalized) used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

(I) or (we) assign and transfer this Debenture to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name(s) appear(s) on the face of this Debenture)

Signature Guarantee*

*NOTICE: The signature must be guaranteed by an institution that is a member of one of the following recognized signature guarantee programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $                         . The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Notes for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian